UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

AVVAA WORLD HEALTH CARE PRODUCTS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-31611	88-395714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

Box 459, 1710 Shuswap Ave Lumby, BC, Canada V0E 2G0	V0E 2G0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(250) 547-2048

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

On October 23, our Chief Executive Officer and sole director, John S. Farley determined that our financial statements for the fiscal years ended May 31, 2005 and 2006 and for the quarters ended August 31, November 30, and February 28, during fiscal years 2006 and 2007 could no longer be relied upon.

In this regard, during the preparation of its May 31, 2007 consolidated financial statements, the Company concluded that it was necessary to restate its financial results for the fiscal years ended May 31, 2006 and 2005 and for the interim periods ended August 31, November 30, and February 28, during fiscal 2007 and 2006 to reflect additional non-operating gains and losses related to the classification of and accounting for convertible notes issued in fiscal 2006 and 2005.  The Company had previously recorded a beneficial conversion feature, valued the conversion features and detachable warrants at the intrinsic value and classified the convertible instruments as equity.

After further review, the Company has determined that these instruments should have been classified as derivative liabilities pursuant to SFAS No. 133 and EITF No. 00-19.  The accounting treatment of derivative financial instruments requires that the Company record the derivatives and related warrants at their fair values as of the inception date of and at fair value as of each subsequent balance sheet date.  At the date of the conversion of each respective instrument or portion thereof, the corresponding derivative liability will be reclassified as equity.

In particular, financial statements for the fiscal years ended May 31, 2005 and 2006 and for the quarters ended August 31, November 30, and February 28, during fiscal years 2006 and 2007 will be restated to reflect the additional non-operating gains and losses related additional penalties relating to convertible notes outstanding.

The sole executive officer of the company discussed with the Company’s independent auditors the matters disclosed in this Item 4.02 of the Form 8-K.

Item 9.01	Financial Statement And Exhibits.

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

Dated: November 1, 2007	By:	/s/ John Farley
JOHN FARLEY Chief Executive Officer